EXHIBIT 4.30


                                                Court File No.: 02-CV-227946 CM3

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE

BETWEEN:

                       SUNRISE INTERNATIONAL LEASING CORP.

                                                                       Plaintiff
                                     - and -


                                WORLD GAMING PLC

                                                                       Defendant

                    ________________________________________

                              MINUTES OF SETTLEMENT
                    ________________________________________



         WHEREAS Sunrise International Leasing Corp. ("Sunrise") commenced this action against World Gaming PLC ("World Gaming") claiming, INTER ALIA, damages for a breach of a master equipment lease for computers and related equipment;


         AND WHEREAS World Gaming has defended this action, denying its liability to Sunrise;


         AND WHEREAS the parties have agreed to settle this action, which settlement shall not be deemed to be an admission of liability by World Gaming;


         NOW, THEREFORE, in consideration of the obligations undertaken herein and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. World Gaming shall pay to Sunrise the sum of $230,000 U.S. (the "Settlement Funds"), which amount includes settlement of the principal and interest due and owing for monthly rental payments pursuant to the Equipment Leases referenced in the Statement of Claim herein, and for consideration for the residual value purchase price of the "Leased Equipment" as referenced in paragraph 3 herein, as follows:

         (i) payment of $25,000 U.S. immediately upon execution by the parties of these minutes, the full and final mutual release in standard form subsequently referred to herein, the consent to judgment and the consent to dismissal without costs, all of which are subsequently referred to herein; and


         (ii) payment of the balance of $205,000 U.S. by way of twelve equal monthly instalments on the first day of each month beginning September 1, 2003 and ending August 1, 2004, each in the sum of $17,083.33 U.S., by way of bank wire transfer to the following account:

                  Sunrise Leasing Corporation
                  U.S. Bank Account 160233811373
                  ABA091000022
                  601 South Second Street
                  Minneapolis
                  MN 55402.

2. Sunrise hereby confirms that it has valid right, title and interest to the "Leased Equipment", as defined in the Statement of Claim herein, free from any and all encumbrances, liens and claims;

3. Sunrise shall be deemed to convey to World Gaming all of its right, title and interest to the "Leased Equipment" as defined in the Statement of Claim herein for the sum of $25,900 U.S., representing the fair market value of the "Leased Equipment" at the end of the terms of the Equipment Leases which formed the subject matter of the within action, and which transfer shall occur immediately upon Sunrise's receipt of full payment of the Settlement Funds, which Settlement Funds include payment of the $25,900 U.S. referenced herein;

4. World Gaming shall forthwith execute a consent to judgment in this action in favour of Sunrise in the sum of $300,000 U.S. less any amounts paid by World Gaming pursuant to these Minutes of Settlement prior to the date of Judgment, which consent shall be held in escrow by Sunrise's solicitors . Sunrise shall not be entitled to take out such judgment, nor seek to enforce it unless, and until World Gaming fails to comply with any of its obligations as provided herein, and fails to rectify any event of default within (7) seven business days of delivery of written notice of default, which written notice shall be delivered by facsimile transmission to World Gaming at 1-(268)-480-1656, and contemporaneously to its solicitors Heenan Blaikie LLP c/o Cynthia Amsterdam at (416) 360-8425. In the event that Sunrise is entitled to enforce the said Judgment, any and all payments made by World Gaming pursuant to this settlement shall be credited by Sunrise against the sum of $300,000 U.S., as the judgment amount.

5. The parties shall forthwith execute a consent to an order dismissing this action without costs (the "dismissal order") which consent shall be held in escrow by World Gaming's solicitors. The said dismissal order shall not be obtained unless and until payment of the full Settlement Funds of $230,000 U.S. has been acknowledged in writing by Sunrise or its solicitors, Gowlings, which acknowledgement shall be delivered to World Gaming's solicitors by facsimile transmission immediately upon receipt of the final payment of the Settlement Funds.

6. The parties shall execute a release with respect to the subject matter of this action as per Schedule "A" hereto. A fully executed copy of the said release will be held by each of the parties' respective solicitors in escrow until such time as Sunrise or Gowlings provide the acknowledgment referred to in paragraph 6 above, at which time the said escrow shall be at an end and the release shall be given full force and effect. The release executed by Sunrise shall release World Gaming, Starnet Communications Canada Inc. and Inphinity Interactive Inc.(the "Corporate Releasees") as well as, in the case of all Corporate Releasees, their affiliated, associated, subsidiary and related companies (the "Affiliates") and all of the Corporate Releasees and Affiliates' officers, directors, employees, agents and insurers.

7. These Minutes of Settlement, and the Consents and the Release may be executed in counterparts and delivered by facsimile transmission with originals to follow by mail, and when such counterparts have been executed by each of the parties, the executed counterparts together will constitute valid and binding minutes of settlement.


         IN WITNESS WHEREOF the parties have executed these Minutes of Settlement on the dates indicated below.


                                   SUNRISE INTERNATIONAL LEASING CORP.


Date:  August  , 2003              _____________________________________________

                                   Print Name:

                                   Title:

                                   I have the authority to bind the corporation.



                                   WORLD GAMING PLC


Date:  August  , 2003              _____________________________________________

                                   Print Name:

                                   Title:

                                   I have the authority to bind the corporation.

________________________________________________________________________________

                                            Court File No.: 02-CV-227946 CM3

  SUNRISE INTERNATIONAL LEASING CORP.   V.          WORLD GAMING PLC
           - Plaintiff -                             - Defendant -
________________________________________________________________________________

                                                        ONTARIO
                                               SUPERIOR COURT OF JUSTICE

                                           (PROCEEDING COMMENCED AT TORONTO)



________________________________________________________________________________

                                                  MINUTES OF SETTLEMENT
________________________________________________________________________________

                                              GOWLING LAFLEUR HENDERSON LLP
                                                Barristers and Solicitors
                                                 4900 Commerce Court West
                                                   P.O. Box 438 TORONTO,
                                                        Ontario
                                                        M5L 1J3


                                                   C. Michael Harpur
                                                   LSUC No.: 19536O


                                               Telephone: (416) 369-7323
                                               Facsimile: (416) 369-7250


                                              SOLICITORS FOR THE PLAINTIFF
________________________________________________________________________________

                                                      SCHEDULE A TO EXHIBIT 4.30


                                                 Court File No. 02-CV-227946 CM3

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE

B E T W E E N:

                       SUNRISE INTERNATIONAL LEASING CORP.

                                                                       Plaintiff
                                     - and -


                                WORLD GAMING INC.

                                                                       Defendant

                    ________________________________________

                             FULL AND FINAL RELEASE
                    ________________________________________



         IN CONSIDERATION of the payment of the sum of $230,000 U.S. (the "Settlement Funds"), the settlement of this action and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties (the "releasors") hereby remises, releases and forever discharges the other, together with the officers, directors, employees, agents, insurers, affiliates, associates, subsidiaries, related companies, successors and assigns of the other (and, in the case of the releasor Sunrise International Leasing Corp. ("Sunrise"), Sunrise also remises, releases and forever discharges each of Starnet Communications Canada Inc. and Inphinity Interactive Inc. and their officers, directors, employees, agents, insurers, affiliates, associates, subsidiaries and related companies) (collectively, the "releasees") from all actions, causes of action, claims, liabilities, obligations, covenants, demands and debts of every nature and kind that have in the past existed, exist now or may in future accrue by reason of any matter or thing pertaining to the "Leased Equipment" defined in the statement of claim in this action (title to which Leased Equipment World Gaming acknowledges it has received on an "as is, where is" basis) and pertaining to the claims and allegations made in this action.

         For greater certainty, this release does not apply to, and does not release the releasees from any obligation of the releasees arising under the Minutes of Settlement by which they have agreed to settle this action.

                  The releasors acknowledges that the consideration hereby given is deemed not to be any admission of liability by or on the part of any of the Releasees.

         The releasors also hereby covenant not to initiate or continue any legal proceeding against any person or entity:

         (a) who has claimed, in future claims, or may reasonably be expected in future to claim indemnity or contribution from any of the Releasees, or

         (b) that results or may result (whether directly or indirectly against intermediate parties by way of third or subsequent party claim or an independent legal proceeding) in a claim or liability against any of the Releasees in respect of any of the subject matter covered by this release, and further to indemnify the Releasees against any and all liability (including in respect of legal costs on a substantial indemnity scale) that may attach to any of them as a result of or by reason of any such claim for indemnity or contribution arising out of any legal proceeding initiated or continued in contravention of this covenant, whether or not any of the Releasees defends any such legal proceedings.

         And for the said consideration, it is agreed and understood that this Release shall operate conclusively as an estoppel in the event of any claim, action, complaint or proceeding which might be brought in the future by the parties hereto, or any of them, with respect to the matters covered by this Release and that this Release may be pleaded in the event any such claim, action, complaint or proceeding is brought, as a complete defence and reply, and may be relied upon in any proceeding to dismiss the claim, action, complaint or proceeding on a summary basis and no objection will be raised by the parties hereto in any subsequent action that the other parties in the subsequent action were not privy to formation of this Release.

         And Sunrise International Leasing Corp. and World Gaming PLC hereby confirm that they have instructed their respective solicitors to settle Superior Court of Justice Action No. 02-CV-227946 CM3, issued out of Toronto, and to consent to the dismissal of that action, with prejudice and without costs.

         And for the said consideration Sunrise International Leasing Corp. and World Gaming PLC. hereby represent and warrant that they have not assigned to any person, firm or corporation any of the actions, causes of action, claims, debts, suits or demands of any nature or kind which it has released by this Release.

         And it is understood and agreed that the granting of this Release by Sunrise International Leasing Corp. and World Gaming PLC is not, and should not be construed to be, an admission of liability or obligation on the part of any party hereto and such liability or obligation is specifically denied.

         And Sunrise International Leasing Corp. and World Gaming PLC acknowledge that they have had an adequate opportunity to review this Release, to obtain independent legal advice with respect to this Release, and to obtain any such other advice in regard to this Release as they may have considered advisable.

         This release may be executed in counterparts and, when such counterparts have been executed by each of the parties, the executed counterparts together will constitute a valid and binding release.


         IN WITNESS WHEREOF the releasors have executed this release on the dates indicated below.


                                   SUNRISE INTERNATIONAL LEASING CORP.


Date:  August  , 2003              _____________________________________________

                                   Print Name:

                                   Title:

                                   I have the authority to bind the corporation.



                                   WORLD GAMING PLC


Date:  August  , 2003              _____________________________________________

                                   Print Name:

                                   Title:

                                   I have the authority to bind the corporation.

________________________________________________________________________________

                                            Court File No.: 02-CV-227946 CM3

  SUNRISE INTERNATIONAL LEASING CORP.   V.          WORLD GAMING PLC
           - Plaintiff -                             - Defendant -
________________________________________________________________________________

                                                        ONTARIO
                                               SUPERIOR COURT OF JUSTICE

                                           (PROCEEDING COMMENCED AT TORONTO)



________________________________________________________________________________

                                                FULL AND FINAL RELEASE
________________________________________________________________________________

                                              GOWLING LAFLEUR HENDERSON LLP
                                                Barristers and Solicitors
                                                 4900 Commerce Court West
                                                   P.O. Box 438 TORONTO,
                                                        Ontario
                                                        M5L 1J3


                                                   C. Michael Harpur
                                                   LSUC No.: 19536O


                                               Telephone: (416) 369-7323
                                               Facsimile: (416) 369-7250


                                              SOLICITORS FOR THE PLAINTIFF
________________________________________________________________________________